EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in this Registration Statement of SeaLife Corporation on Form S-8 of our report, dated September 17, 2003, which includes an emphasis paragraph relating to the Company's ability to continue Is a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of SeaLife Corporation for the year ended May 31, 2003.

/S/ TERANCE KELLEY
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Terance Kelley

Los Angeles, California
August 3, 2004